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                                                                    EXHIBIT 10.8

SCOTIA BANK
THE BANK OF NOVA SCOTIA
625 Cochrane Drive, Markham, Ontario L3R949

                                                                 August 31, 1999

Daisytek (Canada) Inc.
c/o Daisytek International Corporation
500 N. Central Expressway
Plano, Texas
75047

Attention:        Mr. Thomas J. Madden
                  Chief Financial Officer
                  Mr. Thomas Graham
                  Director of Treasury & Budget

Dear Sir:

         We confirm that subject to acceptance by you, The Bank of Nova Scotia (the "Bank") will make available to Daisytek (Canada) Inc. (the "Borrower") credit facilities on the terms and conditions set out in the attached Terms and Conditions Sheet and Schedule "A".

         If the arrangements set out in this letter and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are acceptable to you, please sign the enclosed copy of this letter in the space indicated below and return the letter to us by the close of business on September 17, 1999, after which date this offer will lapse.

         This Commitment Letter replaces all previous commitments issued by the Bank to the Borrower.

                                                     Yours very truly,

         /s/ J.A. Neat                               /s/ I.C. McFetters
         --------------------------                  ------------------
         J.A. Neat                                   I.C. McFetters
         Senior Account Manager                      Vice-President and Manager

         The arrangements set out above and in the attached Terms and Conditions Sheet and Schedule "A" (collectively the "Commitment Letter") are hereby acknowledged and accepted by:

DAISYTEK (CANADA) INC.                  DAISYTEK INTERNATIONAL CORPORATION
--------------------------------------  ----------------------------------------
Name                                    Name

By: /s/ Thomas Graham                   By: /s/ Thomas Graham  /s/ Harvey Achatz
    ----------------------------------  ----------------------------------------
Title: Director of Treasury & Budget    Title: Director of Treasury & Budget

Date: 9/9/99                            Date: 9/9/99
      --------------------------------        ----------------------------------

                                        DAISYTEK INCORPORATED
                                        ----------------------------------------
                                        Name

                                        By: /s/ Thomas Graham /s/ Harvey Achatz
                                            ------------------------------------
                                        Title:  Director of Treasury & Budget

                                        Date: 9/9/99
                                              ----------------------------------

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                              TERMS AND CONDITIONS

CREDIT NUMBER: 01                                 AUTHORIZED AMOUNT: $10,000,000
--------------------------------------------------------------------------------

TYPE

         Revolving Term

PURPOSE

         Assist with financing of day-to-day general operating requirements.

CURRENCY

         Canadian and/or U.S. dollar equivalent thereof.

AVAILMENT

         The Borrower may avail the Credit by way of direct advances evidenced by Demand Promissory Notes and/or Bankers' Acceptances in Canadian dollars in multiples of $100,000 (subject to a minimum availment amount of $500,000) and having terms of maturity of 30 to 364 days without grace.

TERMINATION

         Provided the Borrower is in compliance with all terms and conditions outlined, the Revolving term facility will be committed for 2 years following acceptance of this Commitment. Advances are repayable the earlier of the expiry of the facility or on demand by the Bank if the Borrower is in default of the terms and conditions outlined.

         In the event of extension, the Borrower is to provide written notice not less than 40 days and up to 90 days prior to expiry, requesting extension for a further period, subject to no event of default having occurred and with extension subject to the Bank's approval.

INTEREST RATE AND FEES WHILE REVOLVING

         (Canadian dollars:) The Bank's Prime Lending Rate, plus 10 basis points, from time to time, with interest payable monthly.

         (Bankers' Acceptances:) The Bankers' Acceptance Fee of 160 basis points, subject to a minimum fee of $500 per transaction, payable at the time of each acceptance.

         (U.S. dollars:) The Bank's U.S. Dollar Base Rate in New York, plus 10 basis points, with interest payable monthly.

OTHER FEES

         A Standby Fee of 1/4% per annum on the daily unused portion of the Credit payable in Canadian dollars, is payable monthly from the date of acceptance of this commitment.

         An application Fee of $20,000 is payable on the Borrower.


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REPAYMENT

         The Borrower may make repayment of advances under the Revolving Term facility at any time, other than term instruments which may be repaid at maturity.

PREPAYMENT

         Floating Interest Rate Advances

         Prepayment is permitted without penalty at any time in whole or in part except for Bankers' Acceptances which may be prepared on maturity date.

         Prepayments are to be applied against installments of principal in the inverse order of their maturities.

SPECIFIC SECURITY

         The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the
         Credit:

                  Bankers' Acceptance Agreement.

ADDITIONAL FACILITIES

a) Subject to availability and execution of mutually satisfactory documentation the Borrower may enter into Forward Exchange Contracts with the Bank for maximum terms of up to one year.

     Maximum aggregate Forward Exchange Contracts outstanding at any one time are not to exceed $5,000,000 U.S. dollars or the equivalent thereof in other approved currencies.

b) Subject to availability, and to execution of mutually satisfactory documentation, based on the Bank's standard International Swap Dealers Association (ISDA) Master Agreement and Schedule, incorporating all security held pursuant to this Commitment Letter, the Borrower shall have the option, available until August 31, 2000 to enter into (Interest Rate Swap transactions. The swap transactions are limited to U.S. and Canadian only, for terms not exceeding 5 years from the date of drawdown of the amount to be swapped. The aggregate amount of all outstanding transactions at any one time is not to exceed $10,000,000.

GENERAL SECURITY, TERMS AND CONDITIONS APPLICABLE TO ALL CREDITS

GENERAL SECURITY

         The following security, evidenced by documents in form satisfactory to the Bank and registered or recorded as required by the Bank, is to be provided prior to any advances or availment being made under the
         Credits:

                  Guarantees given by the following (with corporate seals and resolutions as applicable) in the amount shown:


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
                  NAME                                          AMOUNT
                  ----                                          ------
                  Daisytek International Corporation*         $10,000,000

                  Daisytek Incorporated*                      $10,000,000

                  *  Joint and Several


GENERAL CONDITIONS

         Until all debts and liabilities under the Credits have been discharged in full, the following conditions will apply in respect of the Credits:

                  Any default under the Credit Agreement dated May 22, 1995 and as subsequently amended, of Daisytek, Incorporated and Daisytek International Corporation as guarantor, constitutes a default under the terms of credits outlined herein.

                  Without the Bank's Prior written consent:

                           No change in ownership is permitted.

                           The Borrower or guarantors will not pledge their respective assets to another party, other than as allowed in the above referenced Credit Agreement dated May 22, 1995 with limitations as to type and aggregate dollar limits outlined therein still currently in effect and continuing unless otherwise agreed in writing by the Bank.

GENERAL BORROWER REPORTING CONDITIONS

         Until all debts and liabilities under the Credits have been discharged in full, the Borrower will provide the Bank with the following:

                  Annual Internally Prepared Unconsolidated Financial Statements, within 120 days of the Borrower's fiscal year end, duly signed.

                  Annual Audited Consolidated Financial Statements of Daisytek International Corporation within 120 days of fiscal year end, duly signed.

                  Quarterly Internally Prepared Unconsolidated Financial Statements of the Borrower within 60 days of period end.

                  Quarterly Prepared Consolidated Financial Statements of Daisytek International Corporation within 60 days of period end.

                  Quarterly Compliance Certificate from Daisytek International Corporation, certifying compliance with all conditions of credit facilities.

                  A copy of any amendment to the existing Guarantor Credit Agreement or any new Credit Agreement in its entirety, at the time of execution of any such amendment or new Agreement, with any amendment to the cure period subject to Scotiabank concurrence.


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                                   SCHEDULE A

                   ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                 TO ALL CREDITS

Calculation and Payment of Interest

1) Interest on loans/advances made in Canadian dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a calendar year for the actual number of days elapsed both before and after demand of payment or default and/or judgment.

2) Interest on loans/advances made in U.S. dollars will be calculated on a daily basis and payable monthly on the 22nd day of each month (unless otherwise stipulated by the Bank). Interest shall be payable not in advance on the basis of a 360 day year for the actual number of days elapsed both before and after demand of payment or default and/or judgment. The rate of interest based on a 360 day year is equivalent to a rate based on a calendar year of 365 days of 365/360 times the rate of interest that applies to the U.S. dollar loans/advances.

Interest on Overdue Interest

3) Interest on overdue interest shall be calculated at the same rate as interest on the loans/advances in respect of which interest is overdue, but shall be compounded monthly and be payable on demand, both before and after demand and judgment.

Calculation and Payment of Bankers' Acceptance Fee

4) The fee for the acceptance of each Bankers' Acceptance will be payable on the face amount of each Bankers' Acceptance at the time of acceptance of each draft calculated on the basis of a calendar year for the actual number of days elapsed from and including the date of acceptance to the due date of the draft.

Calculation and Payment of Standby Fee

5) Standby fees shall be calculated daily and payable monthly on the basis of a calendar year for Canadian dollar credits and on the basis of a 360 day year for U.S. dollar credits from the date of acceptance by the Borrower of this Commitment Letter.

Environment

6)       The Borrower agrees:

         (a) to obey all applicable laws and requirements of any federal, provincial, or any other governmental authority relating to the environment and the operation of the business activities of the Borrower:


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                                                                          Page 5

         (b) to allow the Bank upon reasonable prior notice and at reasonable times access to the business premises of the Borrower to monitor and inspect all property and business activities of the Borrower;

         (c) to notify the Bank from time to time of any business activity conducted by the Borrower which involves the use or handling of hazardous materials or wastes or which increases the environmental liability of the Borrower in any material manner;

         (d) to notify the Bank of any proposed change in the use or occupation of the property of the Borrower prior to any change occurring;

         (e) to provide the Bank with immediate written notice of any environmental problem and any hazardous materials or substances which have an adverse effect on the property, equipment, or business activities of the Borrower and with any other environmental information requested by the Bank from time to time.

         (f) to conduct all environmental remedial activities which a commercially reasonable person would perform in similar circumstances to meet its environmental responsibilities and if the Borrower fails to do so, the Bank may perform such activities; and

         (g) to pay for any environmental investigations, assessments or remedial activities with respect to any property of the Borrower that may be performed for or by the Bank from time to time.

If the Borrower notifies the Bank of any specified activity or change or provides the Bank with any information pursuant to subsections (c), (d), or (e), or if the Bank receives any environmental information from other sources, the Bank, in its sole discretion, may decide that an adverse change in the environmental condition of the Borrower or any of the property, equipment, or business activities of the Borrower has occurred which decision will constitute, in the absence of manifest error, conclusive evidence of the adverse change. Following this decision being made by the Bank, the Bank shall notify the Borrower of the Bank's decision concerning the adverse change.

If the Bank decides or is required to incur expenses in compliance or to verify the Borrower's compliance with applicable environmental or other regulations, the Borrower shall indemnify the Bank in respect of such expenses, which will constitute further advances by the Bank to the Borrower under this Agreement.

Initial Drawdown

7) The right of the Borrower to obtain the initial drawdown under the Credit(s) is subject to the condition precedent that there shall not have been any material adverse changes in the financial condition or the environmental condition of the Borrower or any guarantor of the Borrower.


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Evidence of Indebtedness

9) The Bank's accounts, books and records constitute, in the absence of manifest error, conclusive evidence of the advances made under this Credit, repayments on account thereof and the indebtedness of the Borrower to the Bank.

Acceleration

10) (a) All indebtedness and liability of the Borrower to the Bank payable on demand, is repayable by the Borrower to the Bank at any time on demand;

     (b) All indebtedness and liability of the Borrower to the Bank not payable on demand, shall, at the option of the Bank, become due and payable, subject to specific cure periods outlined in Daisytek Incorporated's Credit Agreement dated May 22, 1995 and subsequent Amending Agreements, moreother, the security held by the Bank shall become enforceable, and the obligation of the Bank to make further advances or other accommodation available under the Credits shall terminate, if any one of the following Events of Default occurs;

         i) the Borrower or any guarantor fails to make when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Bank;

         ii) there is a breach by the Borrower or any guarantor of any other term or condition contained in the Commitment Letter or in any other agreement to which the Borrower and/or any guarantor and the Bank are parties;

         iii) any default occurs under any security listed in this Commitment Letter under the headings "Specific Security" or "General Security" or under any other credit, loan or security agreement to which the Borrower and/or any guarantor is a party;

         iv) any bankruptcy, re-organization, compromise, arrangement, insolvency or liquidation proceedings or other proceedings for the relief of debtors are instituted by or against the Borrower or any guarantor and, if instituted against the Borrower or any guarantor, are allowed against or consented to by the Borrower or any guarantor or are not dismissed or stayed with 60 days after such institution;


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         v)       a receiver is appointed over any property of the Borrower or any guarantor or any judgement or order by any process of any court becomes enforceable against the Borrower or any guarantor or any property of the Borrower or any guarantor or any creditor takes possession of any property of the Borrower or any guarantor;

         vi) any course of action is undertaken by the Borrower or any guarantor or with respect to the Borrower or any guarantor which would result in the Borrower's or any guarantor's reorganization, amalgamation or merger with another corporation or the transfer of all of the Borrower's or any guarantor's assets;

         vii) any guarantee of indebtedness and liability under the Credit Line is withdrawn, determined to be invalid or otherwise rendered ineffective.

Judgement Currency

11) The obligations of the Borrower or any Guarantor shall be payable in (Canadian/US) Dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent to which such tender or recovery shall result in the effective receipt by the Bank of the full amount of (Canadian/US) Dollars so payable. Accordingly, the obligation of the Borrower shall be enforceable as an alternate or additional cause of action for the purpose of recovery in (Canadian/US) Dollars of the amount (if any) by which such effective receipt shall fall short of the full amount of (Canadian/US) Dollars so payable and shall not be affected by any judgment being obtained for any other sum due hereunder.

Costs

12) All costs, including legal and appraisal fees incurred by the Bank relative to security and other documentation and the enforcement thereof, shall be for the account of the Borrower and may be charged to the Borrower's deposit account when submitted.